-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       PROTECTION ONE ALARM MONITORING, INC.,
                                     as Issuer,
                               PROTECTION ONE, INC.,
                                        and
                            THE OTHER GUARANTORS LISTED
                           ON THE SIGNATURE PAGES HERETO,
                                   as Guarantors


                      8 1/8% SENIOR SUBORDINATED NOTES DUE 2009


                                  --------------


                                     INDENTURE

                           Dated as of December 21, 1998


                                  --------------


                               THE BANK OF NEW YORK,

                                    as Trustee


                                  --------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                CROSS-REFERENCE TABLE*

             TRUST INDENTURE                            INDENTURE
             ACT SECTION                                 SECTION
             310(a)(1) . . . . . . . . . . . . . .        7.07
                (b)  . . . . . . . . . . . . . . .     7.04; 7.08
             311 . . . . . . . . . . . . . . . . .        7.04
             312(a)  . . . . . . . . . . . . . . .        2.04
                (b)  . . . . . . . . . . . . . . .    13.01; 13.04
                (c)  . . . . . . . . . . . . . . .    13.02; 13.04
             313(a)  . . . . . . . . . . . . . . .        13.02
                (c)  . . . . . . . . . . . . . . .     7.06; 13.03
             314(a)  . . . . . . . . . . . . . . .     4.11; 13.06
                (e)  . . . . . . . . . . . . . . .        13.06
             315(a)  . . . . . . . . . . . . . . .        7.02
                (b)  . . . . . . . . . . . . . . .        7.02
                (c)  . . . . . . . . . . . . . . .        7.02
                (d)  . . . . . . . . . . . . . . .        7.02
                (e)  . . . . . . . . . . . . . . .        7.08
             316(a)  . . . . . . . . . . . . . . .        6.07
                (c)  . . . . . . . . . . . . . . .        13.15
             318(c)  . . . . . . . . . . . . . . .        12.01


*  This Cross Reference Table is not part of the Indenture.

                                  TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE 1DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . .1
     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.02.  Other Definitions. . . . . . . . . . . . . . . . . . . . . . . 24
     Section 1.03.  Incorporation by Reference of Trust Indenture Act. . . . . . . 25
     Section 1.04.  Rules of Construction. . . . . . . . . . . . . . . . . . . . . 26

ARTICLE 2THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 2.01.  Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 2.02.  Restrictive Legends. . . . . . . . . . . . . . . . . . . . . . 27
     Section 2.03.  Execution, Authentication and Denominations. . . . . . . . . . 29
     Section 2.04.  Registrar and Paying Agent . . . . . . . . . . . . . . . . . . 30
     Section 2.05.  Paying Agent to Hold Money in Trust. . . . . . . . . . . . . . 31
     Section 2.06.  Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . 32
     Section 2.07.  Book-Entry Provisions for Global Notes . . . . . . . . . . . . 32
     Section 2.08.  Special Transfer Provisions. . . . . . . . . . . . . . . . . . 35
     Section 2.09.  Replacement Notes. . . . . . . . . . . . . . . . . . . . . . . 37
     Section 2.10.  Outstanding Notes. . . . . . . . . . . . . . . . . . . . . . . 38
     Section 2.11.  Temporary Notes. . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 2.12.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 2.13.  CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 2.14.  Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 3REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Section 3.01.  Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . 40
     Section 3.02.  Selection of Notes to Be Redeemed. . . . . . . . . . . . . . . 40
     Section 3.03.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 41
     Section 3.04.  Deposit of Redemption Price. . . . . . . . . . . . . . . . . . 42
     Section 3.05.  Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . 42
     Section 3.06.  Optional Redemption. . . . . . . . . . . . . . . . . . . . . . 42
     Section 3.07.  Mandatory Redemption . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE 4COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 4.01.  Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 4.02.  Maintenance of Office or Agency. . . . . . . . . . . . . . . . 43
     Section 4.03.  Compliance Certificate . . . . . . . . . . . . . . . . . . . . 44
     Section 4.04.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Section 4.05.  Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . 44

                                      (i)

     Section 4.06.  Limitation on Incurrence of Additional Indebtedness. . . . . . 45
     Section 4.07.  Limitation on Senior Subordinated Debt . . . . . . . . . . . . 45
     Section 4.08.  Limitation on Restricted Payments. . . . . . . . . . . . . . . 46
     Section 4.09.  Limitation on Asset Sales. . . . . . . . . . . . . . . . . . . 48
     Section 4.10.  Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 4.11.  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 4.12.  Corporate Existence. . . . . . . . . . . . . . . . . . . . . . 50
     Section 4.13.  Offer to Repurchase upon Change of Control . . . . . . . . . . 51
     Section 4.14.  Money for Payments to Be Held in Trust . . . . . . . . . . . . 52
     Section 4.15.  Officer Certificate as to Events of Default. . . . . . . . . . 53
     Section 4.16.  Fall-Away Event. . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE 5SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Section 5.01.  Merger, Consolidation, or Sale of Assets . . . . . . . . . . . 54
     Section 5.02.  Successor Person Substituted.. . . . . . . . . . . . . . . . . 55

ARTICLE 6DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     Section 6.01.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . 55
     Section 6.02.  Acceleration.. . . . . . . . . . . . . . . . . . . . . . . . . 57
     Section 6.03.  Collection of Indebtedness and Suits for Enforcement by
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     Section 6.04.  Trustee May File Proofs of Claim.. . . . . . . . . . . . . . . 58
     Section 6.05.  Trustee May Enforce Claims Without Possession of Notes.. . . . 59
     Section 6.06   Application of Money Collected.. . . . . . . . . . . . . . . . 59
     Section 6.07.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . 60
     Section 6.08.  Unconditional Right of Holders to Receive Principal,
                    Premium and Interest.. . . . . . . . . . . . . . . . . . . . . 60
     Section 6.09.  Restoration of Rights and Remedies.. . . . . . . . . . . . . . 61
     Section 6.10.  Rights and Remedies Cumulative.. . . . . . . . . . . . . . . . 61
     Section 6.11.  Delay or Omission Not Waiver.. . . . . . . . . . . . . . . . . 61
     Section 6.12.  Control by Holders.. . . . . . . . . . . . . . . . . . . . . . 61
     Section 6.13.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . 62

ARTICLE 7TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     Section 7.01.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 62
     Section 7.02.  Certain Rights of Trustee. . . . . . . . . . . . . . . . . . . 63
     Section 7.03.  Trustee Not Responsible for Recitals or Issuance of
                    Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     Section 7.04.  May Hold Notes.. . . . . . . . . . . . . . . . . . . . . . . . 65
     Section 7.05.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . . . 65
     Section 7.06.  Compensation and Reimbursement.. . . . . . . . . . . . . . . . 65
     Section 7.07.  Corporate Trustee Required; Eligibility; Conflicting
                    Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 7.08.  Resignation and Removal; Appointment of Successor. . . . . . . 67
     Section 7.09.  Acceptance of Appointment by Successor.. . . . . . . . . . . . 68

                                      (ii)

     Section 7.10.  Merger, Conversion, Consolidation or Succession to
                    Business.. . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     Section 7.11.  Appointment of Authenticating Agent. . . . . . . . . . . . . . 69

ARTICLE 8DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . 71
     Section 8.01.  Option to Effect Defeasance or Covenant Defeasance . . . . . . 71
     Section 8.02.  Defeasance and Discharge.. . . . . . . . . . . . . . . . . . . 71
     Section 8.03.  Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . 72
     Section 8.04.  Conditions to Defeasance or Covenant Defeasance. . . . . . . . 72
     Section 8.05.  Deposited Money and U.S. Government Obligations to Be
                    Held in Trust; Other Miscellaneous Provisions. . . . . . . . . 74
     Section 8.06.  Repayment to Company.. . . . . . . . . . . . . . . . . . . . . 74
     Section 8.07.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . 75

ARTICLE 9AMENDMENTS AND SUPPLEMENTS TO THE INDENTURE . . . . . . . . . . . . . . . 75
     Section 9.01.  Without Consent of Holders.. . . . . . . . . . . . . . . . . . 75
     Section 9.02.  With Consent of Holders. . . . . . . . . . . . . . . . . . . . 76
     Section 9.03.  Execution of Amendments and Supplements. . . . . . . . . . . . 77
     Section 9.04.  Effect of Amendments and Supplements.. . . . . . . . . . . . . 77
     Section 9.05.  Conformity with Trust Indenture Act. . . . . . . . . . . . . . 77
     Section 9.06.  Reference in Notes to Amendments and Supplements.. . . . . . . 77

ARTICLE 10NOTE GUARANTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     Section 10.01. Note Guarantee.. . . . . . . . . . . . . . . . . . . . . . . . 78
     Section 10.02. Obligations Unconditional. . . . . . . . . . . . . . . . . . . 80
     Section 10.03. Guarantors May Consolidate, Etc., on Certain Terms.. . . . . . 80
     Section 10.04. Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . . 81
     Section 10.05. Execution and Delivery of Note Guarantee.. . . . . . . . . . . 81
     Section 10.06. Additional Guarantors. . . . . . . . . . . . . . . . . . . . . 82

ARTICLE 11SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . . . 82
     Section 11.01. Satisfaction and Discharge.. . . . . . . . . . . . . . . . . . 82
     Section 11.02. Application of Trust Money.. . . . . . . . . . . . . . . . . . 83
     Section 11.03. Repayment of Trust Money.. . . . . . . . . . . . . . . . . . . 83

ARTICLE 12MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     Section 12.01. Trust Indenture Act Controls.. . . . . . . . . . . . . . . . . 84
     Section 12.02. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 84

ARTICLE 13HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY. . . . . . . . . . . . 85
     Section 13.01. Disclosure of Names and Addresses of Holders.. . . . . . . . . 85
     Section 13.02. Reports by Trustee.. . . . . . . . . . . . . . . . . . . . . . 85
     Section 13.03. Reports by Company.. . . . . . . . . . . . . . . . . . . . . . 86

                                      (iii)

     Section 13.04. Communication by Holders of Notes with Other Holders of
                    Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
     Section 13.05. Certificate and Opinion as to Conditions Precedent.. . . . . . 87
     Section 13.06. Statements Required in Certificate or Opinion. . . . . . . . . 87
     Section 13.07. Rules by Trustee and Agents. . . . . . . . . . . . . . . . . . 88
     Section 13.08. No Personal Liability of Directors, Officers, Employees
                    and Stockholders.. . . . . . . . . . . . . . . . . . . . . . . 88
     Section 13.09. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 88
     Section 13.10. No Adverse Interpretation of Other Agreements. . . . . . . . . 88
     Section 13.11. Successors.. . . . . . . . . . . . . . . . . . . . . . . . . . 89
     Section 13.12. Severability.. . . . . . . . . . . . . . . . . . . . . . . . . 89
     Section 13.13. Counterpart Originals. . . . . . . . . . . . . . . . . . . . . 89
     Section 13.14. Table of Contents, Headings, Etc.. . . . . . . . . . . . . . . 89
     Section 13.15. Acts of Holders. . . . . . . . . . . . . . . . . . . . . . . . 89
     Section 13.16. Legal Holidays.. . . . . . . . . . . . . . . . . . . . . . . . 90
     Section 13.17. Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . 91

ARTICLE 14SUBORDINATION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . 91
     Section 14.01.  Notes Subordinated to Senior Indebtedness . . . . . . . . . . 91
     Section 14.02.  No Payment on Notes in Certain Circumstances. . . . . . . . . 91
     Section 14.03.  Payment over of Proceeds upon Dissolution, Etc. . . . . . . . 93
     Section 14.04.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . 95
     Section 14.05.  Obligations of Company Unconditional. . . . . . . . . . . . . 96
     Section 14.06.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . 96
     Section 14.07.  Reliance on Judicial Order or Certificate of
                     Liquidating Agent . . . . . . . . . . . . . . . . . . . . . . 97
     Section 14.08.  Trustee's Relation to Senior Indebtedness . . . . . . . . . . 98
     Section 14.09.  Subordination Rights Not Impaired by Acts or Omissions
                     of the Company or Holders of Senior Indebtedness. . . . . . . 98
     Section 14.10.  Holders Authorize Trustee to Effectuate Subordination
                     of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     Section 14.11.  Not to Prevent Events of Default. . . . . . . . . . . . . . . 99
     Section 14.12.  Trustee's Compensation Not Prejudiced . . . . . . . . . . . . 99
     Section 14.13.  No Waiver of Subordination Provisions . . . . . . . . . . . . 99
     Section 14.14.  Payments May Be Paid Prior to Dissolution . . . . . . . . . . 99
     Section 14.15.  Consent of Holders of Senior Indebtedness Under the
                     Senior Credit Facility. . . . . . . . . . . . . . . . . . . .100
     Section 14.16.  Trust Moneys Not Subordinated . . . . . . . . . . . . . . . .100
     Section 14.17.  Notice to Representative of Designated Senior
                     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .100

ARTICLE 15 SUBORDINATION OF NOTE GUARANTEES. . . . . . . . . . . . . . . . . . . .101
     Section 15.01.  Note Guarantees Subordinated to Guarantor Senior
                     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .101
     Section 15.02.  No Payment on Note Guarantees in Certain Circumstances. . . .101
     Section 15.03.  Payment over of Proceeds upon Dissolution, Etc. . . . . . . .103
     Section 15.04.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . .105

                                      (iv)

     Section 15.05.  Obligations of Guarantor Unconditional. . . . . . . . . . . .105
     Section 15.06.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . .106
     Section 15.07.  Reliance on Judicial Order or Certificate of
                     Liquidating Agent . . . . . . . . . . . . . . . . . . . . . .106
     Section 15.08.  Trustee's Relation to Guarantor Senior Indebtedness . . . . .107
     Section 15.09.  Subordination Rights Not Impaired by Acts or Omissions
                     of a Guarantor or Holders of Guarantor Senior
                     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .107
     Section 15.10.  Holders Authorize Trustee to Effectuate Subordination
                     of Note Guarantees. . . . . . . . . . . . . . . . . . . . . .107
     Section 15.11.  Not to Prevent Events of Default. . . . . . . . . . . . . . .108
     Section 15.12.  Trustee's Compensation Not Prejudiced . . . . . . . . . . . .108
     Section 15.13.  No Waiver of Subordination Provisions . . . . . . . . . . . .108
     Section 15.14.  Payments May Be Paid Prior to Dissolution . . . . . . . . . .109
     Section 15.15.  Consent of Holders of Guarantor Senior Indebtedness
                     Under the Senior Credit Facility. . . . . . . . . . . . . . .109
     Section 15.16.  Notice to Representative of Designated Guarantor
                     Senior Indebtedness . . . . . . . . . . . . . . . . . . . . .109

                                      (v)

                                  TABLE OF CONTENTS
                                     (continued)

                                                                                 PAGE

                                      (vi)

                                  TABLE OF CONTENTS
                                     (continued)

                                                                                 PAGE

                                      (vii)

                                  TABLE OF CONTENTS
                                     (continued)

                                                                                 PAGE


                                     EXHIBITS

Exhibit A           FORM OF NOTE
Exhibit B           FORM OF CERTIFICATE
Exhibit C           FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTOR
Exhibit D           FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                    TRANSFERS PURSUANT TO REGULATION S
Exhibit E           FORM OF NOTE GUARANTEE
Exhibit F           FORM OF SUPPLEMENTAL INDENTURE

                                       (viii)

     INDENTURE dated as of December 21, 1998 among Protection One Alarm Monitoring, Inc., a Delaware corporation (the "Company"), the Guarantors and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 1/8% Senior Subordinated Notes due 2009 (the "Initial Notes") and the
8 1/8% Senior Subordinated Notes due 2009 to be issued in connection with Exchange Offer (the "Exchange Notes" and, together with the Initial Notes, the "Notes"):

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                        AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                      ARTICLE 1
                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the SEC adopted under the Trust Indenture Act;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with Parent Guarantor or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Act", when used with respect to any Holder, has the meaning specified in Section 14.15.

     "Additional Interest" means additional interest then owing on the Notes pursuant to Section 2(d) of the Registration Rights Agreement.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Parent Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Parent Guarantor and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the Trustee.

     "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

     "Asset Acquisition" means (i) any transaction pursuant to which any Person shall become a Restricted Subsidiary or shall be consolidated or merged with Parent Guarantor or any Restricted Subsidiary or (ii) the acquisition by Parent Guarantor or any Restricted Subsidiary of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Parent Guarantor or any of its Restricted Subsidiaries to any Person other than Parent Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary owned by Parent Guarantor or any Restricted Subsidiary,
(ii) all or substantially all of the property and assets of an operating unit or business of Parent Guarantor or any of its Restricted Subsidiaries or
(iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary or in any Affiliate of Parent Guarantor not controlled, directly or indirectly, by Parent Guarantor) of Parent Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of Parent Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of Parent Guarantor; PROVIDED that "Asset Sale" shall not include (a) sales, transfers or other dispositions of inventory, receivables, equipment leases, capital lease obligations and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.08, (c) bona fide sales, transfers or other dispositions of assets for consideration (including cash equalization payments) at least equal to the fair market value (as determined by the Board of Directors of Parent Guarantor) of the assets sold, transferred or disposed of, to the extent that the consideration received would satisfy clause (i)(B) of Section 4.09(b), (d) sales or other dispositions of delinquent accounts receivable for collection in the ordinary course of business, (e) sales or other dispositions of obsolete assets or assets no longer useful in the conduct of Parent Guarantor's or such Restricted Subsidiary's business, (f) sales or other dispositions resulting from any casualty or condemnation of property,
(g) licenses and sublicenses of intellectual property and general intangibles and licenses, leases or subleases in the ordinary course of business, or (h) sales or other dispositions of assets in any given fiscal year in an amount less than or equal to $5 million.

     "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes as specified in Section 2.02.

     "Authorized Newspaper" means a newspaper, in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in The City of New York. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in The City of New York meeting the foregoing requirements and in each case on any Business Day.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" or "board of directors" means, as to any Person, either the board of directors of such Person, or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or a committee of the Board of Directors empowered to adopt such resolution) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the state of New York) on which banks are open for business in New York, New York.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

     "Cedel" means Cedel Bank, SA or its successors.

     "Change of Control" means (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Principal and its Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of Parent Guarantor or the Company (measured by voting power rather than number of shares) or (ii) the first day on which a majority of the members of the Board of Directors of Parent Guarantor or the Company are not Continuing Directors.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

     "Company" means Protection One Alarm Monitoring, Inc., and any and all successors thereto.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, any Vice President, its Treasurer or any Assistant Treasurer, its Secretary or any Assistant Secretary and delivered to the Trustee.

     "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Conditional Redemption" means a redemption pursuant to a notice of redemption that provides that such redemption is subject to the occurrence of any event before the date fixed for such redemption as described in such notice of redemption.

     "Consolidated EBITDA" means, for any period, the net income of Parent Guarantor and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such net income (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense, (iv) amortization expense, (v) all other non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing such net income, all as determined on a consolidated basis for Parent Guarantor and its Restricted Subsidiaries in conformity with GAAP, (vi) upfront expenses resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, Dispositions, Asset Acquisitions and similar transactions to the extent such expenses reduce net income and (vii) gains or losses on Dispositions; PROVIDED that Consolidated EBITDA shall not include (x) the net income (or net loss) of any Person that is not a Restricted Subsidiary, except (I) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to Parent Guarantor or any of its Restricted Subsidiaries by such Person during such period and (II) with respect to net losses, to the extent of the amount of investments made by Parent Guarantor or any Restricted Subsidiary in such Person during such period; (y) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iii) of Section 4.08(a) (and in such case, except to the extent includable pursuant to clause (x) above), the net income (or net loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Parent Guarantor or any Restricted Subsidiary or all or substantially all of the property and assets of such Person are acquired by Parent Guarantor or any of its Restricted Subsidiaries; and (z) the net income of any Restricted Subsidiary (other than the Company) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or Preferred Stock outstanding on the Issue Date or incurred or issued thereafter without violation of this Indenture; PROVIDED that the terms of any such agreement restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment (beyond any applicable period of grace) contained in such agreement or instrument and PROVIDED such terms are determined by Parent Guarantor to be customary in comparable financings and such restrictions are determined by Parent Guarantor not to materially affect the Company's ability to make principal or interest payments on the Notes when due).

     "Consolidated Interest Expense" means, with respect to Parent Guarantor for any period, without duplication, the sum of (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount (other than discount arising solely as a result of the Incurrence of Indebtedness that is part of an investment unit together with one or more additional securities), (b) the net cost under Interest Swap Agreements (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; EXCLUDING, HOWEVER, (x) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof) and (y) the amortization of deferred financing costs related to the issuance of the Notes or to the funding of the Senior Credit Facility, all as determined on a consolidated basis for the Parent Guarantor and its Restricted Subsidiaries in conformity with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor or the Company, as applicable, who (i) was a member of such Board of Directors on the date of this Indenture or
(ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Convertible Notes" means the Company's 63/4% Convertible Subordinated Notes due 2003.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Debt" means notes, bonds, debenture or other similar evidence of indebtedness for money borrowed.

     "Debt Rating" shall mean the rating assigned to the Notes by Moody's or S&P, as the case may be.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

     "Designated Guarantor Senior Indebtedness" means (i) all Obligations guaranteed by a Guarantor under the Senior Credit Facility and (ii) any other Guarantor Senior Indebtedness of the Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $35.0 million and is specifically designated by the Company in the instrument evidencing or governing such Guarantor Senior Indebtedness as "Designated Guarantor Senior Indebtedness" for purposes of this Indenture.

     "Designated Senior Indebtedness" means (i) all Obligations under the Senior Credit Facility and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $35.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

     "Discount Notes" means the Company's 135/8% Senior Subordinated Discount Notes due 2005.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, or transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets or Capital Stock.

     "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control if such Capital Stock requires that the Change of Control Offer with respect to the Notes be completed prior to any similar offer being made with respect to such Capital Stock), in whole or in part, on or prior to the final maturity date of the Notes; PROVIDED, HOWEVER, that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to the final maturity date of the Notes shall be deemed Disqualified Capital Stock.

     "Domestic Subsidiary" means a subsidiary organized under the laws of one of the states of the United States or the District of Columbia.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Excess Proceeds" means the amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during the period specified in
Section 4.09(b)(i) and not applied as so required by the end of such period.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the SEC or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the date of this Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the Senior Indebtedness of such Guarantor.

     "Guarantors" means Protection One, Inc., a Delaware corporation ("Parent Guarantor"), the Subsidiaries named on the signature pages of this Indenture, and each other Person that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Agreements, Commodity Agreements and Currency Agreements and (viii) for

Indebtedness of any other Person of the type referred to in clauses (i) through
(vii) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be calculated in accordance with GAAP, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Investment Banker" means the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Initial Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Interest Coverage Ratio" means, on any date, the ratio of (i) the Consolidated EBITDA for the then most recently completed fiscal quarter prior to such date for which reports have been filed with the SEC or provided to the Trustee (the "Quarter") to (ii) the aggregate Consolidated Interest Expense during such Quarter. In making the foregoing calculation, (A) PRO FORMA effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Quarter and ending on the date of calculation (other than (i) Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Quarter unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof and (ii) Permitted Indebtedness incurred on the date of calculation), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a PRO FORMA basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of calculation (taking into account any Interest Swap Agreement applicable to such Indebtedness if such Interest Swap Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) PRO FORMA effect shall be given to Asset Sales and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Sales to any discharge or other relief from Indebtedness to which Parent Guarantor and the Restricted Subsidiaries are not liable following such Asset Sale and for cost savings resulting in connection with an Asset Acquisition as anticipated in good faith to be realized within the next 12 months whether or not such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC; PROVIDED, HOWEVER, that such cost savings were identified and quantified in good faith in an Officer's Certificate delivered to the Trustee contemporaneously with the relevant calculation of the Interest Coverage Ratio) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) PRO FORMA effect shall be given to asset sales and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset sale to any discharge or other relief from Indebtedness to which Parent Guarantor and the Restricted Subsidiaries are not liable following such asset sale and for cost savings resulting in connection with an asset acquisition as anticipated in good faith to be realized within the next 12 months whether or not such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC; PROVIDED, HOWEVER, that such cost savings were identified and quantified in good faith in an Officer's Certificate delivered to the Trustee contemporaneously with the relevant calculation of the Interest Coverage Ratio) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Parent Guarantor or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset sales or asset acquisitions were Asset Sales or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (C) or (D) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Sales, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

     "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Parent Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by Parent Guarantor or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.08, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

     "Investment Grade Status" exists as of a date and thereafter if at such date either (i) the Debt Rating of Moody's is at least Baa3 (or the equivalent) or higher or (ii) the Debt Rating of S&P is at least BBB- (or the equivalent) or higher.

     "Issue Date" means the date of original issuance of the Notes.

     "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Lifeline Merger" means the transaction contemplated by the agreement between the Company and Lifeline Systems, Inc. ("Lifeline"), pursuant to which the Company shall acquire Lifeline for approximately $191 million in cash and common stock of the Parent Guarantor.

     "Maturity", when used with respect to any Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Parent Guarantor and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay debt or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by Parent Guarantor or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Guarantee" means, with respect to each Guarantor, the unconditional Guarantee of the Notes by such Guarantor, pursuant to Article 10.

     "Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying

     Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     The offer to purchase shall further describe the material facts and circumstances related to the event with respect to which the particular Offer to Purchase is being made, as determined in good faith by the Company.

     On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof validly tendered and not withdrawn pursuant to an Offer to Purchase and, in the case of an Offer to Purchase pursuant to
Section 4.09, having an aggregate principal amount not in excess of the Excess Proceeds in respect of such Offer to Purchase (subject to the provisions of such covenant related to Pari Passu Indebtedness), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions for such Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to such Offer to Purchase by virtue thereof.

     "Offering" means the offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

          (iii) Notes with respect to which the Company has effected defeasance and/or covenant defeasance as provided in this Indenture; and

          (iv) Mutilated, destroyed, lost or stolen Notes which have become or are about to become due and payable which have been paid pursuant to this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount (or principal amount at maturity) of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Parent Guarantor" means Protection One, Inc., or its successors, including any company the common stock of which is exchanged for the common stock of Protection One, Inc. by way of merger or other transaction.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of, premium or Additional Interest, if any, or interest on any Notes on behalf of the Company.

     "Permitted Indebtedness" means, without duplication, (i) Indebtedness outstanding on the Issue Date or on any Reinstatement Date (including, without limitation, the Convertible Notes, Discount Notes, Senior Notes and Capitalized Lease Obligations); (ii) Indebtedness of the Parent Guarantor and any of its Restricted Subsidiaries incurred under the Senior Credit Facility (including letter of credit obligations), PROVIDED that the aggregate principal amount at any time outstanding does not exceed $500.0 million, less any amount of such Indebtedness permanently repaid as provided in Section 4.09; (iii) Indebtedness evidenced by or arising under the Notes, the Note Guarantees and this Indenture in respect of the Notes; (iv) Interest Swap Agreements, Commodity Agreements and Currency Agreements; PROVIDED, HOWEVER, that such agreements are entered into for bona fide hedging purposes and not for speculative purposes; (v) additional Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries not otherwise permitted under Section 4.06 in an aggregate principal amount that, when aggregated with the aggregate principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (v), does not at any one time outstanding exceed the sum of (x) $75 million and (y) without duplication, 100% of the net proceeds received by the Parent Guarantor or any Restricted Subsidiary from the issue or sale after the Issue Date of Qualified Capital Stock (including upon the conversion or exchange of any Indebtedness, including the Convertible Notes) or net proceeds contributed to the capital of the Parent Guarantor or any Restricted Subsidiary (other than in respect of Disqualified Capital Stock) as determined in accordance with clauses (iii)(b) and (iii)(c) of
Section 4.08(a) to the extent such net proceeds have not been applied pursuant to such clause to make Restricted Payments or to effect other transactions pursuant to Section 4.08(b) (it being understood that any Indebtedness incurred under this clause (v) shall cease to be deemed incurred or outstanding for purposes of this clause (v) from and after the first date on which the Parent Guarantor could have incurred such Indebtedness under Section 4.06(a) without reliance upon this clause (v), and such Indebtedness shall thereupon be deemed to have been so incurred); (vi) Refinancing Indebtedness (other than in respect of Indebtedness incurred pursuant to clauses (ii) and (v) of this definition);
(vii) Indebtedness owed by the Parent Guarantor to any Restricted Subsidiary (so long as it shall remain a Restricted Subsidiary of the Parent Guarantor) or by any Restricted Subsidiary (so long as it remains a Restricted Subsidiary) to the Parent Guarantor or any Restricted Subsidiary; (viii) guarantees by the Parent Guarantor or Restricted Subsidiaries of any Indebtedness permitted to be incurred pursuant to this Indenture; (ix) Indebtedness in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers' acceptances, completion guarantees and surety or appeal bonds provided by the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of their business or Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent Guarantor or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Parent Guarantor (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or its Restricted Subsidiaries for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds, including non-cash proceeds, actually received by the Parent Guarantor or any of its Restricted Subsidiaries in connection with such disposition; PROVIDED, HOWEVER, that such Indebtedness is not reflected on the balance sheet of the Parent Guarantor or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause); (xi) Indebtedness (including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations) incurred for the purpose of financing all or any part of the price or cost of the bona fide acquisition, construction or improvement of property or assets (whether through direct purchase of assets or the Capital Stock of any Person owning such assets) or incurred to refinance any such purchase price or cost of acquisition, construction or improvement, PROVIDED, HOWEVER, that no Indebtedness may be incurred under this clause (xi) if the amount of Indebtedness outstanding under this clause (xi) exceeds 5% of the total consolidated assets of the Parent Guarantor and its Subsidiaries as set forth on its consolidated balance sheet as of the most recently completed fiscal quarter prior to the Incurrence of Indebtedness pursuant to this clause (xi) for which financial statements have been filed with the SEC or provided to the Trustee; (xii) additional Indebtedness incurred for the purpose of financing all or any part of capital expenditures in an amount not to exceed $25 million at any time outstanding; and
(xiii) Indebtedness of Persons that are acquired by the Parent Guarantor or any of its Restricted Subsidiaries or merged into the Parent Guarantor or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; PROVIDED, HOWEVER, that such Indebtedness is not incurred in contemplation of such acquisition or merger; and PROVIDED FURTHER that after giving effect to such acquisition or merger, the Parent Guarantor would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06(a).

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Place of Payment" means, when used with respect to the Notes the place or places where the principal, premium, if any, and interest on such Notes are payable as specified as contemplated by Article 2.

     "Placement Agent" means Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Union Capital Markets, a division of Wheat First Securities, Inc., NationsBanc Montgomery Securities LLC and TD Securities (USA) Inc.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Principal" means Western Resources, Inc.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Rating Agencies" mean S&P and Moody's.

     "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C (or equivalent successor categories) and (iii) the equivalent of any such category of S&P and Moody's used by another rating agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P: 1, 2 and 3 for Moody's; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Decline" means (i) a decrease of two or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the Notes by either Rating Agency from the rating of the Notes by such Rating Agency or (ii) a withdrawal of the rating of the Notes by either Rating Agency, PROVIDED that such decrease or withdrawal occurs on, or within 90 days after, the date of public notice of the occurrence of a Change of

Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency).

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, First Union Capital Markets, a division of Wheat First Securities, Inc., NationsBanc Montgomery Securities, LLC, and TD Securities (USA) Inc., and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Refinancing Indebtedness" means any refinancing by Parent Guarantor or its Restricted Subsidiaries of Indebtedness of Parent Guarantor or any of its Restricted Subsidiaries incurred in accordance with Section 4.06 that does not
(i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, fees, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced; PROVIDED that Indebtedness of Parent Guarantor or the Company (other than Guarantor Senior Indebtedness or Senior Indebtedness, as the case may be) that is refinanced by issuing Indebtedness of any Restricted Subsidiary (other than the Company) shall not be deemed to be Refinancing Indebtedness.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 21, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Reinstatement Date" has the meaning specified in Section 4.16.

     "Related Party" with respect to the Principal means (A) any controlling stockholder or 80% (or more) owned Subsidiary of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; PROVIDED, HOWEVER, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; PROVIDED, HOWEVER, that if, and for so long as, any issue of Senior Indebtedness lacks such a representative, then the Representative for such issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Indebtedness.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock or dividends or distributions by a Restricted Subsidiary so long as in the case of any dividend or distribution payable on or in respect of any class or series of Capital Stock issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, Parent Guarantor or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its interest in such Capital Stock) on shares of the Parent Guarantor's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of Parent Guarantor, or any warrants, rights or options to acquire shares of Capital Stock of Parent Guarantor, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of Parent Guarantor, the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or Note Guarantees, and
(iv) Investments in Unrestricted Subsidiaries or in Affiliates of Parent Guarantor that are not, directly or indirectly, controlled by Parent Guarantor.

     "Restricted Subsidiary" means a direct or indirect Subsidiary of the Parent Guarantor other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Parent Guarantor existing as of the Issue Date, including the Company, unless the context otherwise requires.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of Parent Guarantor or a Restricted Subsidiary secured by a Lien.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Facility" means the Credit Agreement between Westar Capital and the Company, dated April 1, 1998, as amended August 17, 1998, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, it being agreed that the Revolving Credit Agreement to be entered into on or about the date of this Indenture among the Company, as borrower, NationsBank, N.A., as administrative agent, and the lenders party thereto from time to time shall, upon its execution and delivery, constitute the Senior Credit Facility for purposes of this definition.

     "Senior Indebtedness" means, as to the Company or any Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of the Company or such Guarantor, as the case may be, including interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company or such Guarantor, as the case may be, or any Restricted Subsidiary of the Company or such Guarantor, as the case may be, whether or not a claim for post-filing interest is allowed in such proceeding) and premium, if any, thereon, and other monetary amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness ranks PARI PASSU with or subordinate to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness will not include (1) any obligation of the Company or such Guarantor, as the case may be, to any Restricted Subsidiary of the Company or such Guarantor, as the case may be,
(2) any liability for federal, state, foreign, local or other taxes owed or owing by the Company or such Guarantor, as the case may be, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company or such Guarantor, as the case may be, that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company or such Guarantor, as the case may be, including any Senior Subordinated Indebtedness (as to which the Notes expressly shall rank PARI PASSU in right of payment, unless such Senior Subordinated Indebtedness is expressly made junior in right of payment to the Notes) or (5) obligations in respect of any Capital Stock.

     "Senior Notes" means the Company's 7 3/8% Senior Notes due 2005.

     "Senior Subordinated Indebtedness" means the Notes, the Convertible Notes, the Discount Notes, and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Shelf Registration" means the Shelf Registration as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity", when used with respect to any Notes or any installment of principal thereof, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal is due and payable.

     "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything herein to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of this Indenture.

     "Subsidiary Guarantors" means each direct and indirect domestic Restricted Subsidiary of the Parent Guarantor that is required to execute a Guarantee pursuant to this Indenture.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Temporary Cash Investment" means any of the following:

          (i) direct obligations of the United States of America or any agency thereof or obligations fully and/or unconditionally guaranteed by the United States of America or any agency thereof;

          (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (iii) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

          (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

          (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date of this Indenture, except that any supplemental indenture executed pursuant to this Indenture shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Parent Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Parent Guarantor), other than the Company, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Parent Guarantor or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by Parent Guarantor or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Parent Guarantor or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.08 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.06 and Section 4.08. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or individuals performing similar functions of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.    OTHER DEFINITIONS.

     "Acceleration Notice".    . . . . . . . . . . . .

     "Agent Members" . . . . . . . . . . . . . . . . .

     "Authenticating Agent"  . . . . . . . . . . . . .

     "Authentication Order"  . . . . . . . . . . . . .

     "Blockage Notice" . . . . . . . . . . . . . . . .

     "Change of Control Offer" . . . . . . . . . . . .

     "Change of Control Payment" . . . . . . . . . . .


                                       26


     "Change of Control Payment Date"  . . . . . . . .

     "Covenant Defeasance" . . . . . . . . . . . . . .

     "Defeasance"  . . . . . . . . . . . . . . . . . .

     "Definitive Notes"  . . . . . . . . . . . . . . .

     "Event of Default"  . . . . . . . . . . . . . . .

     "Fall-Away Event" . . . . . . . . . . . . . . . .

     "Funding Guarantor" . . . . . . . . . . . . . . .

     "Global Notes"  . . . . . . . . . . . . . . . . .

     "Guarantee Blockage Notice" . . . . . . . . . . .

     "Guarantee Payment Blockage Period" . . . . . . .

     "Incur" . . . . . . . . . . . . . . . . . . . . .

     "IRS" . . . . . . . . . . . . . . . . . . . . . .

     "Pari Passu Indebtedness" . . . . . . . . . . . .

     "pay the Notes" . . . . . . . . . . . . . . . . .

     "Paying Agent"  . . . . . . . . . . . . . . . . .

     "Payment Blockage Period" . . . . . . . . . . . .

     "Registrar" . . . . . . . . . . . . . . . . . . .

     "Regulation S Definitive Notes" . . . . . . . . .

     "Regulation S Global Notes" . . . . . . . . . . .

                                       27

     "Restricted Definitive Notes" . . . . . . . . . .

     "Restricted Global Notes" . . . . . . . . . . . .

     "Security Register" . . . . . . . . . . . . . . .

Section 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes and the Note Guarantees;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.    RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c)  "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e)  provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                      ARTICLE 2
                                      THE NOTES

Section 2.01.  FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Restricted Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more global Notes in registered form substantially in the form set forth in Exhibit A (the "Regulation S Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes issued pursuant to Section 2.07 in exchange for interests in the Restricted Global Notes and the Regulation S Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A hereto (the "Restricted Definitive Notes" and the "Regulation S Definitive Notes", respectively).

     The Regulation S Definitive Notes and Restricted Definitive Notes are sometimes collectively herein referred to as the "Definitive Notes". The Restricted Global Notes and the Regulation S Global Notes are sometimes referred to herein as the "Global Notes".

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02.    RESTRICTIVE LEGENDS.

     Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the Restricted Global Notes and Restricted Definitive Notes shall bear the legend set forth below on the face thereof and (ii) the Regulation S Definitive Notes and Regulation S Global Notes shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE

     DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
     (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE

     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.08 OF THE INDENTURE.

Section 2.03.  EXECUTION, AUTHENTICATION AND DENOMINATIONS.

     Subject to Article 4 and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; PROVIDED that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article 4.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

Section 2.04.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; PROVIDED that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

Section 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.

     Not later than 1:00 p.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

Section 2.06.  TRANSFER AND EXCHANGE.

     The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.
No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); PROVIDED that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the SEC and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.05 or 9.06).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.07.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

     (a) The Restricted Global Notes and Regulation S Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Restricted Definitive Notes and Regulation S Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Restricted Global Notes or the Regulation S Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Restricted Global Notes or the Regulation S Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice,
(ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Definitive Notes or Regulation S Definitive Notes, as the case may be, of like tenor and amount.

     (e) In connection with the transfer of the Restricted Global Notes or the Regulation S Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Restricted Global Notes or Regulation S Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Restricted Global Notes or Regulation S Global Notes, as the case may be, an equal aggregate principal amount of Restricted Definitive Notes or Regulation S Definitive Notes, as the case may be, of authorized denominations.

     (f) Any Restricted Definitive Note delivered in exchange for an interest in the Restricted Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of
Section 2.08, bear the legend regarding transfer restrictions applicable to the Restricted Definitive Note set forth in Section 2.02.

     (g) Any Regulation S Definitive Note delivered in exchange for an interest in the Regulation S Global Notes pursuant to paragraph (b), (d) or
(e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Regulation S Definitive Note set forth in Section 2.02.

     (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.08.  SPECIAL TRANSFER PROVISIONS.

     Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and
     (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Definitive Notes of like tenor and amount.

     (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

          (i)    If the Note to be transferred consists of (x) either
     Regulation S Definitive Notes prior to the removal of the Private Placement Legend or Restricted Definitive Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Restricted Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of either Regulation S Definitive Notes prior to removal of the Private Placement Legend or Restricted Definitive Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of Restricted Global Notes in an amount equal to the principal amount of the Regulation S Definitive Notes or Restricted Definitive Notes to be transferred, and the Trustee shall cancel the Regulation S Definitive Notes or Restricted Definitive Notes so transferred.

     (c) TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL NOTES OR REGULATION S DEFINITIVE NOTES. The following provisions shall apply with respect to any transfer of interests in Regulation S Global Notes or Regulation S Definitive
Notes:

          (i) prior to the removal of the Private Placement Legend from the Regulation S Global Notes or Regulation S Definitive Notes pursuant to
     Section 2.02, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.08(b) or Section 2.08(d), as the case may be, and

          (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

     (d) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a Restricted Definitive Note or an interest in Restricted Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Notes, upon receipt by the Registrar of (x) the document required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the Restricted Definitive Notes or the Restricted Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Definitive Note, if any, so transferred or decrease the amount of the Restricted Global Notes.

     (e) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless
(i) the Private Placement Legend is no longer required by Section 2.02, (ii) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.08 exist or
(iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (f) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.09.  REPLACEMENT NOTES.

     If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; PROVIDED that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

Section 2.10.  OUTSTANDING NOTES.

     Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a BONA FIDE purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.11.  TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.12.  CANCELLATION.

     The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

Section 2.13.  CUSIP NUMBERS.

          The Company in issuing the Notes may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes.

Section 2.14.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the

Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                    ARTICLE 3
                                    REDEMPTION

Section 3.01.    NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.06 hereof, such election to be set forth in a Board Resolution, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.    SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, in the absence of such requirements or if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no such Notes of $1,000 principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.    NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Once notice of redemption is mailed, and further subject to the satisfaction of any conditions of a Conditional Redemption, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued and unpaid interest, if any, to the redemption date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     The notice shall identify the Notes (including CUSIP numbers, if any) to be redeemed and shall state:

     (a)  the redemption date;

     (b)  the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d)  the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.    DEPOSIT OF REDEMPTION PRICE.

     Prior to or by 1:00 p.m. (New York City time) the redemption date and subject to the satisfaction of any conditions of a Conditional Redemption, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph (other than by reason of a failure of one of the conditions of a Conditional Redemption), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the redemption date at the rate of interest set forth in the Note.

Section 3.05.    NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.06.    OPTIONAL REDEMPTION.

     (a) The Company has the option to redeem the Notes, in whole or in part, at any time at the redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest (including Additional Interest), if any, on the Notes to be redeemed to the date of redemption.

     (b) Any redemption pursuant to this Section 3.06 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.07.    MANDATORY REDEMPTION.

     The Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                      ARTICLE 4
                                      COVENANTS

Section 4.01.    PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest, including Additional Interest, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 1:00 p.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including Additional Interest, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.    MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.    COMPLIANCE CERTIFICATE.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, beginning December 31, 1998, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.03, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 4.04.    TAXES.

     The Company and the Guarantors shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company, the Guarantors or any of their respective Significant Subsidiaries or upon the income, profits or property of the Company, the Guarantors or any of their respective Significant Subsidiaries; PROVIDED, HOWEVER, that the Company or the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.05.    STAY, EXTENSION AND USURY LAWS.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

     (a) The Parent Guarantor will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "Incur") any Indebtedness, other than Permitted Indebtedness; PROVIDED, HOWEVER, that the Parent Guarantor and its Restricted Subsidiaries may Incur Indebtedness if the Interest Coverage Ratio at the time of Incurrence of such Indebtedness, after giving pro forma effect to such Incurrence as of such date and to the use of proceeds therefrom, is greater than or equal to 2.25 to 1.0.

     (b) Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that the Parent Guarantor or a Restricted Subsidiary may Incur pursuant to this Section 4.06 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     (c) For purposes of determining compliance with this Section 4.06, in the event that an item of Permitted Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to clause (a) of this Section 4.06, the Company shall, in its sole discretion, classify and, from time to time may reclassify, such item of Indebtedness and such item of Indebtedness will be treated as having been incurred pursuant to only one of the clauses of the definition of Permitted Indebtedness or pursuant to the first paragraph hereof except as otherwise set forth in clause (v) of the definition of Permitted Indebtedness. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Section 4.07.    LIMITATION ON SENIOR SUBORDINATED DEBT.

     Neither the Parent Guarantor, the Company nor any Restricted Subsidiary that is a Guarantor shall Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness (or Guarantor Senior Indebtedness, as applicable) unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes (or the Notes Guarantees, as applicable) to at least the same extent as the Notes are subordinated to Senior Indebtedness (or the Notes Guarantees are subordinated to Guarantor Senior Indebtedness, as applicable; PROVIDED, HOWEVER, that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness or Guarantor Senior Indebtedness that exists by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness or Guarantor Senior Indebtedness.

Section 4.08.    LIMITATION ON RESTRICTED PAYMENTS.

     (a) The Parent Guarantor will not, and will not cause or permit its Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (i) a Default or Event of Default shall have occurred and be continuing;

          (ii) the Parent Guarantor is not able to incur $1.00 of additional Indebtedness under Section 4.06(a); or

          (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of Parent Guarantor in good faith) exceeds the sum of
     (A) (x) 100% of Consolidated EBITDA accrued subsequent to the Issue Date to the most recent date for which financial information has been filed with the SEC or provided to the Trustee (taken as one accounting period), less
     (y) 1.75 times Consolidated Interest Expense for the same period; plus (B) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of the Parent Guarantor in good faith, received subsequent to the Issue Date by the Parent Guarantor or any Restricted Subsidiary from any Person (other than a Restricted Subsidiary of Parent Guarantor) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary (excluding any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from Parent Guarantor or any Restricted Subsidiary, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale (whether before or after the Issue Date) of any securities convertible into or exchangeable for Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary to the extent such securities are so converted or exchanged after the Issue Date and including any additional proceeds received by Parent

     Guarantor or such Restricted Subsidiary upon such conversion or exchange); plus (C) without duplication of any amount included in clause (iii)(B) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(B) above), received by Parent Guarantor as a capital contribution subsequent to the Issue Date; plus (D) $25 million; plus (E) an amount equal to the net reduction in Investments in any Unrestricted Subsidiary or in an Affiliate of Parent Guarantor that is not controlled, directly or indirectly, by Parent Guarantor resulting from payments of interest on debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to Parent Guarantor or any Restricted Subsidiary or from the net proceeds (if other than cash, valued as provided in clause (iii)(B) above) from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by Parent Guarantor or any Restricted Subsidiary in such Person.

     (b) Notwithstanding clause (a) of this Section 4.08, this Section 4.08 shall not prohibit:

          (i) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

          (ii) the purchase, redemption or other acquisition or retirement of any Capital Stock of Parent Guarantor or any Restricted Subsidiary or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (A) solely in exchange for shares of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary or other warrants, options or rights to acquire Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary or (B) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary or warrants, options or other rights to acquire Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary or (C) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of, Disqualified Capital Stock;

          (iii) the making of any principal payment or the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Parent Guarantor, the Company or any Subsidiary Guarantor which is subordinated in right of payment to the Note Guarantee or the Notes, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent sale for cash (other than to a Restricted

     Subsidiary) of (A) shares of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or (B) Refinancing Indebtedness;

          (iv) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets;

          (v) repurchases of warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if such warrants, options or rights represent a portion of the exercise price of such warrants, options or rights;

          (vi) dividends on Qualified Capital Stock in an annual amount not to exceed 6.0% of the net cash proceeds received from shares of Qualified Capital Stock sold (other than to a Restricted Subsidiary) for the account of the Parent Guarantor or a Restricted Subsidiary; and

          (vii) Investments, not to exceed more than $25 million at any time outstanding, in Unrestricted Subsidiaries or Affiliates of Parent Guarantor not controlled, directly or indirectly, by Parent Guarantor;

PROVIDED, HOWEVER, that in the case of clauses other than clauses (i), (ii) and
(vii) of this Section 4.08(b), no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (i), (ii)(A), (ii)(B), (iii)(A), (iv) and
(vi) of this Section 4.08(b) shall be included in such calculation.

     (c) To the extent the issuance of Capital Stock and the receipt of capital contributions are applied to permit the issuance of Indebtedness pursuant to clause (v) of the definition of Permitted Indebtedness, the issuance of such Capital Stock and the receipt of such capital contributions shall not be applied to permit payments under this Section 4.08.

Section 4.09.    LIMITATION ON ASSET SALES.

     (a) The Parent Guarantor shall not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

          (i) the consideration received by the Parent Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the board of directors of the Parent Guarantor or the Restricted Subsidiary, as the case may be; and

          (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Parent Guarantor or any Restricted Subsidiary, other than Indebtedness to the Company or any Restricted Subsidiary (PROVIDED, HOWEVER, that the Parent Guarantor or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such indebtedness, or notes or other obligations that are promptly, but in no event more than 90 days after receipt, converted by the Parent Guarantor or such Restricted Subsidiary into cash or Temporary Cash Investments).

     (b) In the event and to the extent that the Net Cash Proceeds received by the Parent Guarantor or any of its Restricted Subsidiaries from one or more Asset Sales occurring after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets, determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Parent Guarantor has been filed with the SEC or provided to the Trustee, then the Parent Guarantor shall or shall cause the relevant Restricted Subsidiary to:

          (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to the amount of such Net Cash Proceeds in excess of 10% of Adjusted Consolidated Net Tangible Assets to permanently repay Senior Indebtedness or Guarantor Senior Indebtedness or any Indebtedness of any Restricted Subsidiary, other than a Subsidiary Guarantor, in each owing to a Person other than the Parent Guarantor or any of its Restricted Subsidiaries; or (B) invest, including by way of capital expenditure or acquisition of Capital Stock or assets, an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) related, ancillary, or complementary to the business of Parent Guarantor and its Restricted Subsidiaries existing on the date of such investment; and

          (ii) apply, no later than the end of later of (x) the 12-month period referred to in clause (i) above or (y) the additional period referred to in paragraph (B) of clause (i), such Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in clause (c) of this Section 4.09.

     (c) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.09 totals at least $10 million, the Company must commence an Offer to Purchase, no later than the fifteenth Business Day of such month, and consummate such Offer to Purchase with the Holders, and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu

Indebtedness"), from the holders of such Pari Passu Indebtedness on a pro rata basis, an aggregate principal amount of Notes, and Pari Passu Indebtedness, if any, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the payment date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness validly tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.10.    GUARANTEES.

     The Parent Guarantor shall cause any new domestic Restricted Subsidiary subsequent to the Closing Date to become a Guarantor and execute a Note Guarantee if and so long as the new domestic Restricted Subsidiary provides a Guarantee in respect of Senior Indebtedness of the Company. Notwithstanding the foregoing, to the extent that such domestic Restricted Subsidiary ceases to provide such Guarantee in respect of Senior Indebtedness of the Company, such Guarantor shall be released from its Note Guarantee.

Section 4.11.    REPORTS.

     So long as any of the Notes are outstanding, the Company or the Parent Guarantor will provide to the Trustee and the Holders of Notes and file with the SEC, to the extent such submissions are accepted for filing by the SEC, copies of the annual reports and other such information, documents and other reports that the Company and the Parent Guarantor would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, regardless of whether either of them is then obligated to file such reports. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information within 15 days after the date it would have been required to file such reports or other information with the SEC had it been subject to such Sections. The Company also shall comply with the other provisions of TIA Section 314(a).

Section 4.12.    CORPORATE EXISTENCE.

     Subject to Article 5 hereof, each of the Company and Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, Parent Guarantor or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company, Parent Guarantor and their respective Subsidiaries; PROVIDED, HOWEVER, that the Company and Parent Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries (other than the Company), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and Parent Guarantor and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. The foregoing does not prohibit any mergers or consolidations between Subsidiaries or between the Company and Parent Guarantor and one or more of their respective Subsidiaries so long as any such merger or consolidation involving the Company or Parent Guarantor complies with Article 5.

Section 4.13.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions for the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to the Change of Control Offer by virtue thereof.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of

Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) Prior to the giving of the notice referred to in Section 4.13(a), but in any event within 30 days following the date on which the Parent Guarantor becomes aware that a Change of Control Triggering Event has occurred, if the purchase of the Notes under Section 4.13(a) would violate or constitute a default under any other Indebtedness of the Parent Guarantor or its Restricted Subsidiaries, the Parent Guarantor shall, or shall cause its Restricted Subsidiaries, to the extent needed to permit such purchase of Notes under Section 4.13(a), either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the Notes under Section 4.13(a). The Parent Guarantor will first comply with the covenant in this Section 4.13(c) before it will be required to cause the Company to make the Change of Control Offer or purchase the Notes pursuant to the Section 4.13(a); PROVIDED that the Parent Guarantor's failure to comply with the covenant described in this Section 4.13(c) shall constitute an Event of Default described under clause (c) under Section 6.01 and not under clause
(b) under Section 6.01.

     (d) Notwithstanding anything to the contrary in this Section 4.13, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     (e) The Company shall not be required to make an Offer to Purchase pursuant to this Section 4.13 if, in contemplation of any Change of Control, it has made an offer to purchase any and all Notes validly tendered at a cash price equal to or higher than the Change of Control offer price and has purchased all Notes properly tendered in accordance with the terms of such offer to purchase.

Section 4.14.    MONEY FOR PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent with respect to any Notes, it will, on or before each due date of the principal, premium, or interest, including Additional Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (except as otherwise specified in this Indenture) sufficient to pay the principal, premium, or interest, including Additional Interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal, premium, if any, or interest, including Additional Interest, on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, or interest, including Additional Interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, or interest, including Additional Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) for the Notes to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 4.14, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal, premium, and interest, including Additional Interest, on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest, including Additional Interest, on the Notes; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Except as otherwise provided in this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, or interest, including Additional Interest, on any Note and remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.15.    OFFICER CERTIFICATE AS TO EVENTS OF DEFAULT.

     The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether the Company has complied with its obligations under this Indenture. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default promptly after the Company becomes aware of the same.

Section 4.16.    FALL-AWAY EVENT.

     Parent Guarantor's and its Restricted Subsidiaries' obligations to comply with Sections 4.06, 4.08, 4.09, 4.10 and 4.13 will be terminated in the event that at any time (i) the Notes attain Investment Grade Status and (ii) no Default has occurred and is continuing under this Indenture (a "Fall-Away Event"); PROVIDED, HOWEVER, that such covenants shall be reinstated as to future events if the Notes cease to have Investment Grade Status from either of the Rating Agencies (the date of reinstatement being the "Reinstatement Date"). For avoidance of doubt, any actions taken by the Parent Guarantor and its Restricted Subsidiaries during the period following a Fall-Away Event and prior to the Reinstatement Date that fail to comply with Sections 4.06, 4.08, 4.09, 4.10 and
4.13 will not be deemed to constitute an Event of Default for any purposes under this Indenture.



                                      ARTICLE 5
                                      SUCCESSORS

Section 5.01.    MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          Neither the Company nor the Parent Guarantor shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (a) the Person formed by such consolidation or into which the Company or the Parent Guarantor, as applicable, is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of the Company or the Parent Guarantor, substantially as an entirety (i) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and
     (ii) shall expressly assume, by an Indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the obligations of the Company and/or the Parent Guarantor, as applicable, for the due and punctual payment of the principal of, premium, if any, and interest, including Additional Interest, if any, on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company or on the part of the Parent Guarantor to be performed or observed;

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (c) the Company or the Parent Guarantor, as applicable, or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental Indenture comply with
     Article 5 of this Indenture and that all conditions precedent provided for relating to such transaction have been satisfied;

PROVIDED, HOWEVER, that this Section 5.01 shall apply only to a merger or consolidation in which the Company or a Guarantor, as applicable, is not the surviving corporation and to sales, conveyance, leases and transfers by the Company and the Parent Guarantor as transferor or lessor.

Section 5.02.    SUCCESSOR PERSON SUBSTITUTED.

     Upon consolidation by the Company or the Parent Guarantor, as applicable, with any other Person or merger by the Company or the Parent Guarantor as applicable, into any other Person or any sale, conveyance, transfer or lease of the properties and assets of the Company or the Parent Guarantor, as applicable, substantially as an entirety to any Person in accordance with this Section 5.01, the successor Person formed by such consolidation or into which the Company or Parent Guarantor, as applicable, is merged or to which such conveyance, transfer or lease is made, shall succeed to and be substituted for, and may exercise every right and power of, the Company and the Parent Guarantor under this Indenture and the Parent Guarantor under its Guarantee, as applicable, with the same effect as if such successor Person had been named as the Company or the Parent Guarantor therein, respectively, and in the event of any such conveyance or transfer, the Company and the Parent Guarantor, as applicable, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture, the Notes and the Guarantee of the Parent Guarantor.

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

Section 6.01.    EVENTS OF DEFAULT.

     Any of the following events shall constitute an "Event of Default" hereunder:

     (a) the failure to pay interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 14;

     (b) the failure to pay principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 14, and such default continues for five or more days;

     (c) a default in the observance or performance of any other covenant or agreement contained in the Notes or this Indenture, which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Notes and demanding that such default be remedied;

     (d) there occurs with respect to any issue or issues of Indebtedness of the Parent Guarantor or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 60 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 60 days of such payment default;

     (e) any of the Note Guarantees ceases to be in full force and effect or any of the Note Guarantees is declared to be null and void and unenforceable or any of the Note Guarantees is found to be invalid or any of the Guarantors denies its liability under its Note Guarantee, other than by reason of release of a Guarantor in accordance with the terms of this Indenture;

     (f) one or more judgments in an aggregate amount in excess of $20 million, which are not covered by insurance as to which the insurer has not disclaimed coverage, being rendered against Parent Guarantor or any of its Significant Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; and

     (g) (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Parent Guarantor or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Guarantor or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Parent Guarantor or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Parent Guarantor or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the Parent Guarantor or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Guarantor or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Parent Guarantor or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

Section 6.02.    ACCELERATION.

     Upon the happening of any Event of Default (other than an Event of Default specified in clause (g) of Section 6.01 relating to Parent Guarantor or the Company), the Trustee may, and the Trustee upon the request of holders of 25% in principal amount of the outstanding Notes shall, or the holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility, will become due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Company and the agent under the Senior Credit facility of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default specified in clause (g) of Section 6.01 relating to Parent Guarantor or the Company occurs and is continuing, then such amount will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

     At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (g) of Section 6.01, the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived; PROVIDED, HOWEVER, that notwithstanding the foregoing in the event of any Event of Default specified in clause (d) of Section 6.01, such Event of Default and all consequences thereof shall be automatically annulled, waived and rescinded in accordance with Section 6.13.

Section 6.03.    COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

     The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, and interest on any overdue principal and premium, if any, and to the extent that payment of such interest is lawful on any overdue interest, at the rate or rates prescribed therefor in the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

     If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04.    TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Parent Guarantor or any other obligor upon the Notes or the property of the Company, the Parent Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05.    TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06     APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  To the payment of all amounts due the Trustee under Section
     7.06;

          Second: To the holders of Senior Indebtedness, and as to the extent required by Article 14;

          Third: To the payment of the amounts then due and unpaid for principal, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Fourth: The balance, if any, to the Person or Persons entitled thereto including, without limitation, the Company.

Section 6.07.    LIMITATION ON SUITS.

     A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

          (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     For purposes of Section 6.12 of this Indenture and this Section 6.07, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Note, of the principal, premium, if any, and interest on, such Note on the Stated Maturity (or, in the case of redemption, on the redemption date in accordance with Article 3) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09.    RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.    RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.    DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.    CONTROL BY HOLDERS.

     The Holders of at least a majority in aggregate principal amount of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that in each case

     (a) such direction shall not be in conflict with any rule of law or with this Indenture,

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

     (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Notes not consenting.

Section 6.13.    WAIVER OF PAST DEFAULTS.

     Subject to Sections 6.02 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note specified in clause (a) or (b) of Section 6.01. In the event of any Event of Default specified in clause (d) of Section 6.01, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 60 days after such Event of Default arose (x) the Indebtedness that is the basis for such Event of Default has been discharged, or (y) the holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.    NOTICE OF DEFAULTS.

     (a)  Except during the continuance of an Event of Default,

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, determined as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Within 45 days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal, premium, if any, or interest on any of such Notes, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes and any related coupons.

Section 7.02.    CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.03.    TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

     The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 7.04.    MAY HOLD NOTES.

     The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 7.05.    MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 7.06.    COMPENSATION AND REIMBURSEMENT.

     The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by, or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section 7.06 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal, premium, if any, or interest on particular Notes.

Section 7.07.    CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING
INTEREST.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1). Each successor trustee shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     If at any time the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article 7.

Section 7.08.    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) Resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.09.

     (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation removal, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (c)  If at any time:

          (i)    the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 7.07(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (2) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes and the appointment of a successor Trustee or Trustees.

     The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period.

     If the instrument of acceptance by a successor Trustee required by
Section 7.09 shall not have been delivered to the Trustee within 30 days after receipt of a notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (e) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 14.02. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 7.09.    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     (a) In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the retiring Trustee and each successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; and upon the execution and delivery of such supplemental indenture to resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes.

     (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section 7.09.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.10.    MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.11.    APPOINTMENT OF AUTHENTICATING AGENT.

     At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate the Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.11, it shall resign immediately in the manner and with the effect specified in this Section 7.11.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, PROVIDED such corporation shall be otherwise eligible under this Section 7.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.11, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating

Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.11.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.11, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.06.

     If an appointment is made pursuant to this Section 7.11, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Notes referred to
     in the within-mentioned Indenture.

     Dated:

     The Bank of New York


     By
       ------------------------------------
                 as Authenticating Agent


     By
       ------------------------------------
                 as Authenticating Agent


                                      ARTICLE 8
                          DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.    DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8.

Section 8.03.    COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.06 through 4.10 and Section 4.13 hereof with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) and (f) hereof shall not constitute Events of Default.

Section 8.04.    CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either defeasance or covenant defeasance:

     (a) the Company shall irrevocably deposit or cause to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount (in such currency in which such Notes are then specified as payable at Stated Maturity), or (B) U.S. Government Obligations applicable to such Notes which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Notes, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of and premium, if any, on and interest on the outstanding Notes on the Stated Maturity or any Redemption Date selected by the Company, if applicable of such principal and premium, if any or installment or interest, as well as the Trustee's fees and expenses;

     (b) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

     (c) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.04 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service directed to the Company to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Company received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, PROVIDED, that in delivering any such Opinion of Counsel, such counsel shall be entitled to rely upon the statements of experts as to the solvency of the Company, and either
(I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (A) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (B) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

     (d) an Officers' Certificate and an Opinion of Counsel to the effect that the Company has complied with all condition precedent to the defeasance; and

     (e) such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to this Indenture.

Section 8.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

Section 8.06.    REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.    REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                  AMENDMENTS AND SUPPLEMENTS TO THE INDENTURE

Section 9.01.    WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, the Parent Guarantor, when authorized by or pursuant to a resolution of its board of directors, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, in form satisfactory to the Trustee, for any of the following purposes:

     (a) to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under this Indenture;

     (b) to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

     (c)  to secure the Notes;

     (d)  to add any additional Note Guarantees;

     (e) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the obligations of the Company or Guarantor, as applicable, contained herein and in the Notes;

     (f)  to add any additional Events of Default;

     (g) to add to the covenants of the Company or any Guarantee for the benefit of the Holders of the Notes; or

     (h) to make any other change to the provisions of this Indenture that, in the good faith opinion of the Board of Directors of the Parent Guarantor, does not materially and adversely affect the rights of Holders of the Notes hereunder.

Section 9.02.    WITH CONSENT OF HOLDERS.

     With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may supplement or amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such Notes or of modifying in any manner the rights of the Holders of Notes under this Indenture; PROVIDED, HOWEVER, that, without the consent of each holder of the Notes affected thereby, no amendment or supplement may, directly or indirectly, (i) reduce the amount of Notes whose holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes and this Indenture; (v) make any change in provisions of this Indenture protecting the right of each holder of a Note to receive payment of principal of, premium on and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive a Default or Event of Default; or (vi) after the Company's obligation to purchase the Notes arises under this Indenture, amend, modify or change the obligation of the Company to make or consummate an Offer to Purchase or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offer.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment or supplement hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

     It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.    EXECUTION OF AMENDMENTS AND SUPPLEMENTS.

     In executing, or accepting the additional trusts created by, any amendment or supplement permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment or supplement which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.    EFFECT OF AMENDMENTS AND SUPPLEMENTS.

     Upon the execution of any amendment or supplement to this indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such amendment or supplement to this indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.    CONFORMITY WITH TRUST INDENTURE ACT.

     Every amendment or supplement executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.    REFERENCE IN NOTES TO AMENDMENTS AND SUPPLEMENTS.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE 10
                                NOTE GUARANTEES

Section 10.01.   NOTE GUARANTEE.

     Subject to the provisions of this Article 10, each Guarantor hereby, jointly and severally, fully, unconditionally and irrevocably Guarantees to each Holder of Notes hereunder and to the Trustee on behalf of the Holders:
(i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest and Additional Interest, if any, on the overdue principal and premium, if any, of and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the next succeeding paragraph.

     Each Note Guarantee shall be Guaranteed on a senior subordinated basis in accordance with Article 15 hereof.

     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to the following paragraph, result in the obligations of such Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to its Note Guarantee.

"Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee of such Guarantor), excluding debt in respect of its Note Guarantee, as they become absolute and matured.

     Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien upon any property subject thereto or exhaust any right or take any action against the Issuer or any other Person, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Section 11.01. The maturity of the obligations Guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of this Article 10. In the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Article 10. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6, the Trustee shall promptly make a demand for payment on the Notes under the Note Guarantee provided for in this
Article 10.

     The obligations of each Guarantor under this Note Guarantee are independent of the obligations Guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

     If the Trustee or the Holder is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

     Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of and accrued interest on the Notes.
 Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits.

Section 10.02.   OBLIGATIONS UNCONDITIONAL.

     Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Guarantor and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, upon failure by the Company to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

     Without limiting the foregoing, nothing contained in this Article 10 will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the maturity of any Notes pursuant to Section 6.01 or to pursue any rights or remedies hereunder.

Section 10.03.   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor, as an entirety or substantially as an entirety, to the Company or the Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

     (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a Person (provided such Person is a corporation, partnership or trust) other than the Company or another guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to any such Person (whether or not an Affiliate of the Guarantor). Upon the sale or disposition of a Guarantor (or all or substantially all of its assets) to a Person which is not a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under this Indenture and its Guarantee and such Guarantee shall terminate; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Guarantor under all its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer.

     (c) The Trustee shall, at the Company's expense, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.03. Any Guarantor not so released remains liable for the full amount of principal of an interest on the Notes as provided in this Article Ten.

Section 10.04.   NOTICE TO TRUSTEE.

     A Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee pursuant to the provisions of this
Article 10.

Section 10.05.   EXECUTION AND DELIVERY OF NOTE GUARANTEE.

     To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.06.   ADDITIONAL GUARANTORS.

     Any Person may become a Guarantor (pursuant to Section 4.10 or otherwise) by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance substantially in the form of Exhibit F attached hereto, which subjects such Person to the provisions of this Indenture as a Guarantor, and
(b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).


                                      ARTICLE 11
                              SATISFACTION AND DISCHARGE

Section 11.01.   SATISFACTION AND DISCHARGE.

     This Indenture shall upon Company Request cease to be of further effect with respect to any Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Notes when

     (a)  either

          (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07, and (B) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 4.14) have been delivered to the Trustee for cancellation; or

          (ii) all Notes not theretofore delivered to the Trustee for cancellation

                 (A)     have become due and payable, or

                 (B) will become due and payable at their Stated Maturity within one year, or

                 (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in U.S. dollars or in U.S. Government Obligations, sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06, the obligations of the Trustee to any Authenticating Agent under Section 7.11 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 4.14 shall survive.

Section 11.02.   APPLICATION OF TRUST MONEY.

     Subject to the provisions of the last paragraph of Section 4.14, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

Section 11.03.   REPAYMENT OF TRUST MONEY.

     The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.


                                      ARTICLE 12
                                    MISCELLANEOUS

Section 12.01.   TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02.   NOTICES.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     Protection One Alarm Monitoring, Inc.
     6011 Bristol Parkway
     Culver City, CA 90230
     Telecopier No.: (310) 649-3855
     Attention:   President

     With a copy to:

     Weil, Gotshal & Manges LLP
     100 Crescent Court, Suite 1300
     Dallas, Texas  75201-6950
     Telecopier No.:  (214) 746-7777
     Attention:  Jeremy W. Dickens, Esq.

     If to the Trustee:

     The Bank of New York
     101 Barclay Street, 21st Floor
     New York, New York  10286
     Telecopier No.:  (212) 815-5195
     Attention:  Corporate Trust Administration

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid or transmitted via facsimile, to or with the Trustee at its Corporate Trust Office, or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or transmitted via facsimile, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.


                                      ARTICLE 13
                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 13.01.   DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 13.02.   REPORTS BY TRUSTEE.

     Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA
Section 313(a).

Section 13.03.   REPORTS BY COMPANY.

     The Company shall:

     (a)  file with the Trustee such information as is required pursuant to
Section 4.11;

     (b) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (c) transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a) and (b) of this Section 13.03 as may be required by rules and regulations prescribed from time to time by the SEC.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register within the time prescribed for the giving of such notice. In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Notes given as provided. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Notes when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 13.04.   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

Section 13.05.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.06.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.07.   RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.08. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.09.   GOVERNING LAW.

     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.10.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11.   SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.03.

Section 13.12.   SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.   COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14.   TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15.   ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 60 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 13.16.   LEGAL HOLIDAYS.

     In any case where any interest payment date, redemption date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of interest or principal, premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date or redemption date or at the Stated Maturity or Maturity; provided, however that no interest shall accrue for the period from and after such interest payment date, redemption date, Stated Maturity or Maturity, as the case may be.

Section 13.17.   BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Registrar and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.


                                      ARTICLE 14
                                SUBORDINATION OF NOTES

Section 14.01.  NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

     The Company, each Guarantor and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees that all Notes shall be issued subject to the provisions of this Article 14; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payments of principal of, premium if any, and interest, including Additional Interest, if any, on the Notes, and all other Obligations on the Notes shall, to the extent and in the manner set forth in this Article 14, be subordinated in right of payment to the prior payment in full, in cash, of all existing and future Senior Indebtedness of the Company (including any interest accruing on or subsequent to, or which would have accrued but for the occurrence of, an event specified in
Section 6.01(g) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code); PROVIDED, HOWEVER, that payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described in Article 8 is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

Section 14.02.  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

     (a) The Company may not pay principal of, premium, if any, or interest, including Additional Interest, if any, or other Obligations with respect to the Notes or make any deposit pursuant to Article 8 and may not otherwise redeem, purchase or retire any Notes (collectively, "pay the Notes") if:

          (i)    any Senior Indebtedness is not paid when due; or

          (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and/or any such acceleration has been rescinded or such Senior Indebtedness has been paid;

PROVIDED, HOWEVER, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in subclause (i) or (ii) of this Section 14.02(a) has occurred and is continuing; and PROVIDED, FURTHER, that Holders of the Notes may receive: (A) Qualified Capital Stock issued by Parent Guarantor or any of its Restricted Subsidiaries to pay interest on the Notes or issued in exchange for the Notes; (B) securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon; or (C) securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes.

     (b) During the continuance of any other default, other than a default described in subclause (i) or (ii) of Section 14.02(a), with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes (except that holders of the notes may receive (i) Qualified Capital Stock issued by Parent Guarantor or any of its Restricted Subsidiaries to pay interest on the Notes or issued in exchange for the Notes, (ii) securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon or (iii) securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice has been cured or waived or is no longer continuing or
(iii) because such Designated Senior Indebtedness has been repaid in full).

     (c) Notwithstanding clause (b) of this Section 14.02, but subject to clause (a) of Section 14.02 and clause of (a) Section 14.03, the Company may resume payments on the Notes after the end of such Payment Blockage Period.

     (d) Not more than one Blockage Notice may be given, and not more than one Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the agent under the Senior Credit Facility), the agent under the Senior Credit Facility may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment

Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period. No nonpayment default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. The failure of the Company to pay principal for more than five days after the date due or to pay interest, including Additional Interest, if any, on the Notes for more than 30 days after the scheduled payment date therefor as a result of the occurrence of a Payment Blockage Period shall nevertheless constitute an Event of Default under this Indenture. For the purposes of this Article 14 (but without limiting the effect of any other provision of this Article 14), paying any Obligation on the Notes shall include any payment or distribution of any kind or character by the Company or Guarantor, by set-off or otherwise, including, without limitation, any repurchase, redemption or acquisition of the Notes and any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Notes.

     (e) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section
14.02 of this Indenture, the Trustee shall promptly notify the representatives of such Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the representatives of such Senior Indebtedness that such prohibited payment has been made, such representatives within 30 days of receipt of such notice from the Trustee notifies the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the representatives of such Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

Section 14.03.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

     (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, any assignment for the benefit of creditors or any marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing on or subsequent to, or which would have accrued but for the occurrence of, an event specified in Section 6.01(g), whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy
Code) shall first be paid in full, in cash, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) the Company on account of Note Obligations, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Note Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) in connection with any such dissolution, winding-up, liquidate, reorganization, assignment, marshalling or proceeding, any payment or distribution of assets or securities for the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this
Article 14, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the representatives of such Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the representatives of such Senior Indebtedness except that Holders of the Notes may receive:

          (i) Qualified Capital Stock issued by Parent Guarantor or any of its Restricted Subsidiaries to pay interest on the Notes or issued in exchange for the Notes;

          (ii) securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon; or

          (iii) securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes.

     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 14.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the representatives of such Senior Indebtedness (PRO RATA to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     (d) For purposes of this Section 14.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Notes to be treated in any case or proceeding or similar event described in this Section 14.03 as part of the same class of claims as the Senior Indebtedness or any class of claims PARI PASSU with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; PROVIDED that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this Indenture.

Section 14.04.  SUBROGATION.

     (a) Upon the payment in full of all Senior Indebtedness in cash, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the representatives of the holders of the Senior
Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this
Article 14, and no payment pursuant to the provisions of this Article 14 to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 14 are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 14 shall have been applied, pursuant to the provisions of this Article 14, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash, of such Senior Indebtedness of such holders.

Section 14.05.  OBLIGATIONS OF COMPANY UNCONDITIONAL.

     (a) Nothing contained in this Article 14 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 14 of the holders of the Senior Indebtedness.

     (b) Without limiting the generality of the foregoing, nothing contained in this Article 14 will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash, before the Holders or the Trustee on behalf of the Holders are entitled to receive any direct or indirect payment from the Company of Note Obligations.

Section 14.06.  NOTICE TO TRUSTEE.

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article 14. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing the Corporate Trust Office of the Trustee to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7, be entitled to assume that no such facts exist; PROVIDED that, if the Trustee shall not have received the notice provided for in this Section 14.06 at least three Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 14.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article
14. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely in good faith on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

     (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 14, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 14 and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 14.07.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                AGENT.

     Upon any payment or distribution of assets or securities referred to in this Article 14, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14, PROVIDED that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

Section 14.08.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

     (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 14 with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 14, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 14.02(c) and 14.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise.

Section 14.09. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

     No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article 14 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article 14 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 14.10.  HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                NOTES.

     Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 14, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 14.11.  NOT TO PREVENT EVENTS OF DEFAULT.

     The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 14 will not be construed as preventing the occurrence of an Event of Default.

Section 14.12.  TRUSTEE'S COMPENSATION NOT PREJUDICED.

     Nothing in this Article 14 will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including without limitation
Section 7.07.

Section 14.13.  NO WAIVER OF SUBORDINATION PROVISIONS.

     Without in any way limiting the generality of Section 14.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 14 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend or shorten the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 14.14.  PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

     Nothing contained in this Article 14 or elsewhere in this Indenture shall prevent (i) the Company except under the conditions described in
Section 14.02 or 14.03, from making payments of principal of, premium, if any, and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least three Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 14.02(b) of this Indenture (or there shall have been an acceleration of the Notes prior to such application) or in
Section 14.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of, or similar proceeding (including any assignment for the benefit of creditors or any marshalling of assets) with respect to, the Company.

Section 14.15. CONSENT OF HOLDERS OF SENIOR INDEBTEDNESS UNDER THE SENIOR CREDIT FACILITY.

     The provisions of this Article 14 (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Senior Credit Facility, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Senior Credit Facility shall have consented (in accordance with the provisions of the Senior Credit Facility) to such amendment. The Trustee shall be entitled to receive and rely on an Officers' Certificate stating that such consent has been given.

Section 14.16.  TRUST MONEYS NOT SUBORDINATED.

     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness, and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

Section 14.17.  NOTICE TO REPRESENTATIVE OF DESIGNATED SENIOR INDEBTEDNESS.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative (if any) of any issue of Designated Senior Indebtedness which is then outstanding; PROVIDED, HOWEVER, that the Company and the Trustee shall be obligated to notify such a Representative (other than with respect to the Senior Credit Facility) only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Company and the Trustee (and the Company and the Trustee shall be obligated only to deliver the notice to the address so specified). If a notice is required pursuant to the immediately preceding sentence, the Company may not pay the Notes (except payment (i) in Qualified Capital Stock issued by Parent Guarantor or any of its Restricted

Subsidiaries to pay interest on the Notes or issued in exchange for the Notes, (ii) in securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Notes and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes), until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of this Indenture otherwise permit payment at that time.

                                      ARTICLE 15
                           SUBORDINATION OF NOTE GUARANTEES

Section 15.01.  NOTE GUARANTEES SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS.

     Each Guarantor and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note Guarantee, likewise covenants and agrees that all Note Guarantees shall be issued subject to the provisions of this
Article 15; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all Obligations on the Note Guarantees shall, to the extent and in the manner set forth in this Article 15, be subordinated in right of payment to the prior payment in full, in cash, of all existing and future Guarantor Senior Indebtedness of such Guarantor (including any interest accruing on or subsequent to, or which would have accrued but for the occurrence of an event specified in Section 6.01(g) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

Section 15.02.  NO PAYMENT ON NOTE GUARANTEES IN CERTAIN CIRCUMSTANCES.

     (a) A Guarantor may not fulfill any Obligations with respect to such Guarantor's Note Guarantee if:

          (i) any Guarantor Senior Indebtedness of such Guarantor is not paid when due; or

          (ii) any other default on such Guarantor Senior Indebtedness occurs and the maturity of such Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and/or any such acceleration has been rescinded or such Guarantor Senior Indebtedness has been paid;

PROVIDED, HOWEVER, that such Guarantor may fulfill its Obligations on such Note Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such fulfillment from the Representative of such Guarantor Senior Indebtedness with respect to which either of the events set forth in subclause (i) or (ii) of this Section 15.02(a) has occurred and is continuing; and provided, further, that Holders of the Notes may receive: (A) Qualified Capital Stock issued by Parent Guarantor or any of its Restricted Subsidiaries to pay interest on the Notes or issued in exchange for the Notes; (B) guarantees by the Guarantors of securities substantially identical to the Notes; or (C) guarantees by the Guarantors of securities issued by the Company which are subordinated to Guarantor Senior Indebtedness at least to the same extent as the Note Guarantees and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Note Guarantees.

     (b) During the continuance of any other default, other than a default described in subclause (i) or (ii) of Section 15.02(a), with respect to any Designated Guarantor Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor may not fulfill its Obligations on such Note Guarantee (except that Holders of the Notes may receive: (A) Qualified Capital Stock issued by Parent Guarantor or any of its Restricted Subsidiaries to pay interest on the Notes or issued in exchange for the Notes; (B) guarantees by the Guarantors of securities substantially identical to the Notes; or (C) guarantees by the Guarantors of securities issued by the Company which are subordinated to Guarantor Senior Indebtedness at least to the same extent as the Note Guarantees and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Note Guarantees) for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor) of written notice (a "Guarantee Blockage Notice") of such default from the Representative of the holders of such Designated Guarantor Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Guarantee Blockage Notice, (ii) because the default giving rise to such Guarantee Blockage Notice has been cured or waived or is no longer continuing or (iii) because such Designated Guarantor Senior Indebtedness has been repaid in full).

     (c) Notwithstanding clause (b) of this Section 15.02, but subject to clause (a) of Section 15.02 and clause (a) and Section 15.03, such Guarantor may resume fulfillment of its Obligations on such Note Guarantee after the end of such Guarantee Payment Blockage Period.

     (d) Not more than one Guarantee Blockage Notice may be given, and not more than one Guarantee Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Guarantor Senior Indebtedness during such period. However, if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Guarantor Senior Indebtedness (other than the agent under the Senior Credit Facility), the agent under the Senior Credit Facility may give another Guarantee Blockage Notice within such period. In no event, however, may the total number of days during which any Guarantee Payment Blockage Period or Guarantee Payment

Blockage Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period. No nonpayment default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. For the purposes of this Article 15 (but without limiting the effect of any other provision of this Article 15), paying any Obligation on the Note Guarantee shall include any payment or distribution of any kind or character by such Guarantor, by set-off or otherwise, including, without limitation, any repurchase, redemption or acquisition of the Notes and any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Notes.

     (e) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 15.02 of this Indenture, the Trustee shall promptly notify the representatives of such Guarantor Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the representatives of such Guarantor Senior Indebtedness that such prohibited payment has been made, such representatives within 30 days of receipt of such notice from the Trustee notifies the Trustee of the amounts then due and owing on the Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the representatives of such Guarantor Senior Indebtedness and any excess above such amounts due and owing on Guarantor Senior Indebtedness shall be paid to such Guarantor.

Section 15.03.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

     (a) Upon any payment or distribution of the assets of a Guarantor upon a total or partial liquidation or dissolution or bankruptcy or reorganization or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities, the holders of Guarantor Senior Indebtedness will be entitled to receive payment in full in cash of the Guarantor Senior Indebtedness before the holders of the Note Guarantees are entitled to receive any payment or distribution, and until the Guarantor Senior Indebtedness is paid in full in cash, any payment or distribution to which holders of the Note Guarantees would be entitled but for this Article 15 will be made to holders of the Guarantor Senior Indebtedness as their interests may appear (except that holders of the Note Guarantees may receive: (A) Qualified Capital Stock issued by Parent Guarantor or any of its Restricted Subsidiaries to pay interest on the Notes or issued in exchange for the Notes; (B) guarantees by the Guarantors of securities substantially identical to the Notes; or (C) guarantees by the Guarantors of securities issued by the Company which are subordinated to Guarantor Senior Indebtedness at least to the same extent as the Note Guarantees and having a

Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Note Guarantees).

     (b) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Guarantor Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Guarantor Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 15.03(a) of this Indenture and before all obligations in respect of Guarantor Senior Indebtedness are paid in full, in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the representatives of such Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of such respective amount of Guarantor Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Guarantor Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

     (d) For purposes of this Section 15.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Note Guarantees to be treated in any case or proceeding or similar event described in this Section 15.03 as part of the same class of claims as the Guarantor Senior Indebtedness or any class of claims PARI PASSU with, or senior to, the Guarantor Senior Indebtedness for any payment or distribution, securities of such Guarantor or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Note Guarantees are subordinated, to the payment of all Guarantor Senior Indebtedness then outstanding; PROVIDED that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Guarantor Senior Indebtedness and
(2) the rights of the holders of the Guarantor Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Parent Guarantor with, or the merger of the Parent Guarantor with or into, another corporation or the liquidation or dissolution of the Parent Guarantor following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article 5 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section
15.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article 5 of this Indenture.

Section 15.04.  SUBROGATION.

     (a) Upon the payment in full of all Guarantor Senior Indebtedness of a Guarantor in cash, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the Obligations on the Note Guarantee of such Guarantor is fulfilled; and, for the purposes of such subrogation, no payments or distributions to the representatives of the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article 15, and no payment pursuant to the provisions of this Article 15 to the holders of Guarantor Senior Indebtedness by Holders or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article 15 are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 15 shall have been applied, pursuant to the provisions of this Article 15, to the payment of all amounts payable under Guarantor Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, in cash, of such Guarantor Senior Indebtedness of such holders.

Section 15.05.  OBLIGATIONS OF GUARANTOR UNCONDITIONAL.

     (a) Nothing contained in this Article 15 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among a Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to fulfill its Obligations on the Note Guarantee as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor other than the holders of such Guarantor
Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 15 of the holders of such Guarantor Senior Indebtedness.

     (b) Without limiting the generality of the foregoing, nothing contained in this Article 15 will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Guarantor Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash, before the Holders or the Trustee on behalf of the Holders are entitled to receive any direct or indirect payment from such Guarantor of Obligations on such Note Guarantee.

Section 15.06.  NOTICE TO TRUSTEE.

     (a) A Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee of such Guarantor pursuant to the provisions of this Article 15. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing the Corporate Trust Office of the Trustee to that effect signed by an Officer of such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7, be entitled to assume that no such facts exist. Nothing contained in this Section 15.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this
Article 15. The Trustee shall be entitled to rely in good faith on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

     (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 15 and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.07.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
AGENT.

     Upon any payment or distribution of assets or securities referred to in this Article 15, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15, PROVIDED that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

Section 15.08.  TRUSTEE'S RELATION TO GUARANTOR SENIOR INDEBTEDNESS.

     (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 15 with respect to any Guarantor Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     (b) With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 15, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Sections 15.02(c) and 15.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Note Guarantees or to a Guarantor or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article 15 or otherwise.

Section 15.09. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF A GUARANTOR OR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS.

     No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided in this Article 15 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article 15 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

Section 15.10. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTE GUARANTEES.

     Each Holder by his acceptance of any Note Guarantees authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 15, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of a Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of such Guarantor, the filing of a claim for the unpaid balance in connection with a Note Guarantee of such Guarantor in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Guarantor Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 15.11.  NOT TO PREVENT EVENTS OF DEFAULT.

     The failure to fulfill all of the Obligations on the Note Guarantees by reason of any provision of this Article 15 will not be construed as preventing the occurrence of an Event of Default.

Section 15.12.  TRUSTEE'S COMPENSATION NOT PREJUDICED.

     Nothing in this Article 15 will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including without limitation
Section 7.07.

Section 15.13.   NO WAIVER OF SUBORDINATION PROVISIONS.

     Without in any way limiting the generality of Section 15.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 15 or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend or shorten the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing

Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against a Guarantor and any other Person.

Section 15.14.  PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

     Nothing contained in this Article 15 or elsewhere in this Indenture shall prevent a Guarantor, except under the conditions described in Section
15.02 or 15.03, from fulfilling its Obligations on the Note Guarantee of such Guarantor. Such Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of, or similar proceeding (including any assignment for the benefit of creditors or any marshalling of assets) with respect to, such Guarantor.

Section 15.15. CONSENT OF HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS UNDER THE SENIOR CREDIT FACILITY.

     The provisions of this Article 15 (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Guarantor Senior Indebtedness under the Senior Credit
Facility, and no such amendment shall become effective unless the holders of Guarantor Senior Indebtedness under the Senior Credit Facility shall have consented (in accordance with the provisions of the Senior Credit Facility) to such amendment. The Trustee shall be entitled to receive and rely on an officers' certificate of a Guarantor stating that such consent has been given.

Section 15.16. NOTICE TO REPRESENTATIVE OF DESIGNATED GUARANTOR SENIOR INDEBTEDNESS.

     If the Obligations on the Note Guarantee of a Guarantor is accelerated because of an Event of Default, such Guarantor or the Trustee shall promptly notify the Representative (if any) of any issue of Designated Guarantor Senior Indebtedness which is then outstanding; PROVIDED, HOWEVER, that such Guarantor and the Trustee shall be obligated to notify such a Representative (other than with respect to the Senior Credit Facility) only if such Representative has delivered or caused to be delivered an address for the service of such a notice to such Guarantor and the Trustee (and such Guarantor and the Trustee shall be obligated only to deliver the notice to the address so specified). If a notice is required pursuant to the immediately preceding sentence, such Guarantor may not fulfill its Obligations on such Note Guarantee (except payment in Qualified Capital Stock issued by the Parent Guarantor or any of its Restricted Subsidiaries to pay interest on the Notes or issued in exchange for the Notes until five Business Days after the respective Representative of the Designated Guarantor Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may fulfill its Obligations on such Note Guarantee only if the subordination provisions of this Indenture otherwise permit payment at that time.

                         SIGNATURES

Dated as of December 21, 1998


                                    PROTECTION ONE ALARM MONITORING, INC.


                                    By: /s/ John W. Hesse
                                       --------------------------------
                                    Name: John W. Hesse
                                    Title: Executive Vice President


                                    PROTECTION ONE, INC.


                                    By: /s/ John W. Hesse
                                        --------------------------------
                                    Name: John W. Hesse
                                    Title: Executive Vice President


                                    PROTECTION ONE INTERNATIONAL, INC.


                                    By: /s/ Montgomery W. Cornell
                                       --------------------------------
                                    Name: Montgomery W. Cornell
                                    Title: Vice President


                                    PROTECTION ONE INVESTMENTS, INC.


                                    By: /s/ Montgomery W. Cornell
                                        --------------------------------
                                    Name: Montgomery W. Cornell
                                    Title: Vice President


                                    DSC ENTERPRISES, INC.


                                    By: /s/ Montgomery W. Cornell
                                       --------------------------------
                                    Name: Montgomery W. Cornell
                                    Title: Vice President

                                    NETWORK MULTI-FAMILY SECURITY CORPORATION


                                    By: /s/ Pat McColpin
                                        --------------------------------
                                    Name: Pat McColpin
                                    Title: Vice President and
                                           Chief Financial Officer


                                    COMSEC NARRAGANSETT SECURITY, INC.


                                    By: /s/ Montgomery W. Cornell
                                        --------------------------------
                                    Name: Montgomery W. Cornell
                                    Title: Vice President

THE BANK OF NEW YORK

/s/ Remo J. Reale
--------------------------------
Name: Remo J. Reale
Title: Assistant Vice President

                                     EXHIBIT A


                                 [APPLICABLE LEGENDS]

                                    [FACE OF NOTE]

                        PROTECTION ONE ALARM MONITORING, INC.

                       8 1/8% Senior Subordinated Note due 2009

                                                            CUSIP [__________]


No. ____                                                           $_________


     PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ______________________ ($____________)
on January 15, 2009.

     Interest Payment Dates:  January 15 and July 15, commencing July 15, 1999

     Regular Record Dates:    January 1 and July 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                              PROTECTION ONE ALARM MONITORING, INC.


                         By:
                             ------------------------------------
                              Name:
                              Title:



                      (Trustee's Certificate of Authentication)

This is one of the 8 1/8% Senior Subordinated Notes due 2009 described in the within-mentioned Indenture.


Date:


                         THE BANK OF NEW YORK,
                              as Trustee

                         By:
                             ------------------------------------
                              Authorized Signatory

                                [REVERSE SIDE OF NOTE]

                        PROTECTION ONE ALARM MONITORING, INC.

                       8 1/8% Senior Subordinated Note due 2009



1.  PRINCIPAL AND INTEREST.

     The Company will pay the principal of this Note on January 15, 2009.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing July 15, 1999.

     If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the SEC, on or before June 21, 1999 in accordance with the terms of the Registration Rights Agreement dated
December 21, 1998 between the Company and Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Union Capital Markets, a division of Wheat First Securities, Inc., NationsBanc Montgomery Securities LLC and TD Securities (USA) Inc., the annual interest rate borne by the Notes shall be increased by 0.5% per annum from the rate shown above accruing from June 21, 1999, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing January 15, 2000 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 21, 1998, PROVIDED that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.  METHOD OF PAYMENT.

     The Company will pay interest on the principal amount of the Notes as provided above on each January 15 and July 15, commencing July 15, 1999 to the persons who are Holders (as reflected in the Security Register at the close of business on the January 1 or July 1 immediately preceding the Interest Payment
Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after January 15, 2009.

     The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  PAYING AGENT AND REGISTRAR.

     Initially, the Trustee will act as authenticating agent, a Paying Agent and the Registrar. The Company may change any authenticating agent, Paying Agent or Transfer Agent without notice. The Company, any Subsidiary or any Affiliate of any of them may act as a Paying Agent or a Transfer Agent.

4.  INDENTURE; LIMITATIONS.

     The Company issued the Notes under an Indenture dated as of December 21, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company.


5.  OPTIONAL REDEMPTION.

     The Company has the option to redeem the Notes, in whole or in part, at any time at the redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest (including Additional Interest), if any, on the Notes to be redeemed to the date of redemption.

6.  REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in Section 4.13 of the Indenture at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase. Within ten days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions for the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to the Change of Control Offer by virtue thereof.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

7.  DENOMINATIONS; TRANSFER; EXCHANGE.

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.  PERSONS DEEMED OWNERS.

     A Holder shall be treated as the owner of a Note for all purposes.

9.  UNCLAIMED MONEY.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

     Under certain circumstances, if the Company deposits with the Trustee money, U.S. Government Obligations or a combination thereof sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity of the Notes, the Company may, under certain circumstances, be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, or from certain covenants set forth in the Indenture.

11.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that, in the good faith opinion of the Board of Directors of the Parent Guarantor, does not materially and adversely affect the rights of any Holder.

12.  RESTRICTIVE COVENANTS.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional Indebtedness or make Restricted

Payments, and imposes certain limitations on the Parent Guarantor's or the Company's ability to merge, consolidate or transfer substantially all of its assets. Within 120 days after the end of the Company's fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13.  SUCCESSOR PERSONS.

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  DEFAULTS AND REMEDIES.

     Any of the following events constitutes an "Event of Default" under the
Indenture:

     (a) the failure to pay interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 14 of the Indenture;

     (b) the failure to pay principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 14 of the Indenture, and such default continues for five or more days;

     (c) a default in the observance or performance of any other covenant or agreement contained in the Notes or the Indenture, which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Notes and demanding that such default be remedied;

     (d) there occurs with respect to any issue or issues of Indebtedness of the Parent Guarantor or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 60 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 60 days of such payment default;

     (e) any of the Note Guarantees ceases to be in full force and effect or any of the Note Guarantees is declared to be null and void and unenforceable or any of the Note Guarantees is found to be invalid or any of the Guarantors denies its liability under its Note Guarantee, other than by reason of release of a Guarantor in accordance with the terms of the Indenture;

     (f) one or more judgments in an aggregate amount in excess of $20 million, which are not covered by insurance as to which the insurer has not disclaimed coverage, being rendered against Parent Guarantor or any of its Significant Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; and

     (g) (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Parent Guarantor or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Guarantor or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Parent Guarantor or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Parent Guarantor or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the Parent Guarantor or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Guarantor or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Parent Guarantor or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  SUBORDINATION.

     The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Senior Indebtedness.

16.  GUARANTEE.

     The Company's obligations under the Notes are guaranteed on a senior subordinated basis by each Guarantor. Each Guarantor's obligation with respect to a Note Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Guarantor Senior Indebtedness.

17.  TRUSTEE DEALINGS WITH THE COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  NO RECOURSE AGAINST OTHERS.

     No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.  AUTHENTICATION.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Protection One Alarm Monitoring, Inc., 6225 North Highway 161, Suite 400, Irving, Texas 75038;
Attention:  General Counsel.

                              [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

________________________________________________________________
Please print or typewrite name and address including zip code of assignee
________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                       [THE FOLLOWING PROVISION TO BE INCLUDED
                       ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                         UNLEGENDED OFFSHORE GLOBAL NOTES AND
                         UNLEGENDED OFFSHORE PHYSICAL NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                     [CHECK ONE]

[  ] (a)         this Note is being transferred in compliance with the
                 exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                          OR

[  ] (b)         this Note is being transferred other than in accordance with
                 (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
      -------------      ----------------------------------------------------
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:
                     -------------------------------

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -------------      ----------------------------------------------------
                              NOTICE:  To be executed by an executive officer

                          OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Note purchased by the Company pursuant to
Section 4.09 or Section 4.13 of the Indenture, check the Box:

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount:
$___________________.


Date:
     ------------------------

Your Signature:
               -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     ---------------------------

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                     EXHIBIT B

                                 FORM OF CERTIFICATE

                                                        _________________, ___

The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286
Attention:  Corporate Trust Administration

Protection One Alarm Monitoring, Inc.
6225 North Highway 161, Suite 400
Irving, Texas  75038
Attention:  General Counsel

              Re:  Protection One Alarm Monitoring, Inc. (the "Company")
                8 1/8% SENIOR SUBORDINATED NOTES DUE 2009 (THE "NOTES")

Dear Sirs:

     This letter relates to U.S. $_______________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of December 21, 1998 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Holder]


                                     By:
                                         -----------------------------------

                                                          Authorized Signature

                                     EXHIBIT C

                              Form of Certificate to Be
                             Delivered in Connection with
                      Transfers to Non-QIB Accredited Investors
                      -----------------------------------------

                                                      ____________________ , ___


The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286
Attention:  Corporate Trust Administration


              Re:  Protection One Alarm Monitoring, Inc. (the"Company")
                  8 1/8% Senior Subordinated Notes due 2009 (the "Notes")
                  -------------------------------------------------------

Dear Sirs:

     In connection with our proposed purchase of $                   aggregate
principal amount of the Notes, we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of December 21, 1998 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                         Very truly yours,

                         [Name of Transferee]


                         By:
                             ------------------------------------------
                              Authorized Signature

                                   EXHIBIT D

                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S
               --------------------------------------------------

                                                                 __________, ___

The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286
Attention:  Corporate Trust Administration


              Re:  Protection One Alarm Monitoring, Inc. (the "Company")
                  8 1/8% Senior Subordinated Notes due 2009 (the "Notes")
                  -------------------------------------------------------

Dear Sirs:

     In connection with our proposed sale of U.S.$_______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

     (1)  the offer of the Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                         Very truly yours,

                         [Name of Transferor]


                         By:
                            --------------------------------

                              Authorized Signature

                                      EXHIBIT E

                              FORM OF NOTE OF GUARANTEE


     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture dated as of December 21, 1998 (the "Indenture") among Protection One Alarm Monitoring, Inc., a Delaware corporation, the Guarantors listed on the signature page thereto and The Bank of New York, as trustee (the "Trustee"), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest and Additional Interest, if any, on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Notes and the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

                                      PROTECTION ONE, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                      Title:


                                      PROTECTION ONE INTERNATIONAL, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                      Title:


                                      PROTECTION ONE INVESTMENTS, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                      Title:


                                      DSC ENTERPRISES, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                      Title:

                                      NETWORK MULTI-FAMILY SECURITY CORPORATION


                                      By:
                                          --------------------------------
                                      Name:
                                      Title:


                                      COMSEC NARRAGANSETT SECURITY, INC.


                                      By:
                                          --------------------------------
                                      Name:
                                      Title:

                                      EXHIBIT F

                            FORM OF SUPPLEMENTAL INDENTURE
                       TO BE DELIVERED BY SUBSEQUENT GUARANTORS


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of ____________________ (or its permitted successor), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                                 W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 21, 1998 providing for the issuance of its 8 1/8% Senior Subordinated Notes due 2009 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                 (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest and Additional Interest, if any, on the overdue principal and premium, if any, and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture; and

                 (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at maturity, by acceleration or otherwise.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     4.   GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) Nothing contained in this Supplemental Indenture shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of the Guaranteeing Subsidiary, as an entirety or substantially as an entirety, to the Company or the Guarantor. Upon any such consolidation, merger, sale or conveyance, the Note Guarantee given by the Guaranteeing Subsidiary shall no longer have any force or effect.

          (b) Nothing contained in this Supplemental Indenture shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into a Person (provided such Person is a corporation, partnership or trust) other than the Company or another Guarantor or shall prevent any sale or conveyance of the property of the Guaranteeing Subsidiary as an entirety or substantially as an entirety to any such Person (whether or not an Affiliate of the Guarantor). Upon the sale or disposition of the Guaranteeing Subsidiary (or all or substantially all of its assets) to a Person which is not a Subsidiary of the Company, which is otherwise in compliance with this Supplemental Indenture, the Guaranteeing Subsidiary shall be deemed released from all its obligations under this Supplemental Indenture and its Note Guarantee and such Note Guarantee shall terminate; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of the Guaranteeing Subsidiary under all its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer.

          (c) The Trustee shall, at the Company's expense, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 4. If the Guaranteeing Subsidiary is not so released it remains liable for the full amount of principal of and interest on the Notes as provided in this the Supplemental Indenture.

     5. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     6. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     7. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                     [GUARANTEEING SUBSIDIARY]


                                     By:
                                         -----------------------------------
                                     Name:
                                     Title:


                                     THE BANK OF NEW YORK
                                     as Trustee


                                     By:
                                         -----------------------------------
                                     Name:
                                     Title: